Exhibit 99.1

PRESS RELEASE

October 1, 2018

CLOUD PEAK ENERGY COMPLETES PREVIOUSLY ANNOUNCED CORPORATE HEADQUARTERS MOVE

Gillette, Wyo. (BUSINESSWIRE) — Cloud Peak Energy Inc. (NYSE:CLD), one of the largest U.S. coal producers and the only pure-play Powder River Basin (“PRB”) coal company, today announced that it has completed the previously announced move of its corporate headquarters to an existing structure at its Cordero Mine located approximately 25 miles south of Gillette, Wyoming.  Effective October 1, 2018, Cloud Peak Energy officially moved its physical headquarters to 748 T-7 Rd., Gillette, Wyoming 82718, with a mailing address of PO Box 3001, Gillette, Wyoming 82717-3001.  Company phone numbers will remain the same through the transition.

“Cloud Peak Energy takes pride in being a company with Wyoming headquarters and this will remain the case following the Gillette office transition,” commented Colin Marshall, President and Chief Executive Officer of Cloud Peak Energy.  “I greatly appreciate the dedication and understanding of our employees in managing this transition.  This is another step in our on-going efforts to reduce costs while focusing on running safe and successful operations.”

The Company owns the building at 505 S. Gillette Avenue, Gillette, WY 82716 which previously served as the Company’s headquarters.  The Company plans to sell the building once the transition is complete.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services.  The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana.  In 2017, Cloud Peak Energy sold approximately 58 million tons from its three mines to customers located throughout the U.S. and around the world.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers.  With approximately 1,300 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately two percent of the nation’s electricity.

Cautionary Note Regarding Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential,” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the potential sale of our office building, our anticipated savings from the office consolidation and other statements regarding our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties, and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Cloud Peak Energy Inc.

Contact:

John Stranak, (720) 566-2932
Investor Relations